CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42133 and Post-Effective Amendment No. 1 to Registration Statement 333-42133 (No. 333-42133-99) and Post-Effective Amendment No. 2 to the Registration Statement 333-42133 (No. 333-42133-99) of Ingersoll-Rand plc of our report dated June 27, 2019 relating to the financial statements of Ingersoll-Rand Retirement Savings Plan for Participating Affiliates in Puerto Rico as of and for the years ended December 31, 2018 and 2017, which appears in this Form 11-K.

/s/ Cherry Bekaert LLP
Charlotte, North Carolina
June 27, 2019